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                                  Exhibit (10)

                       Consent of Independent Accountants


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                         [COOPERS & LYBRAND LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Post-Effective Amendment No. 18 to the Registration Statement of Sentry Variable Account I (the "Account") on Form N-4 (File No. 2-87746) of:

(1) Our report dated February 11, 1998, on our audit of the financial statements of the Account; and

(2) Our report dated February 13, 1998, on our audits of the statutory-basis financial statements of Sentry Life Insurance Company of New York.

We also consent to the reference to our Firm under the caption "Independent Accountants."




s/Coopers & Lybrand L.L.P.


Chicago, Illinois
April 27, 1998